Exhibit 21

                           Subsidiaries of Registrant
                           --------------------------

                                                              Percent of Capital
                                                                Stock Owned At
         Name                     Location                    December 31, 2002
-----------------------      -----------------                -----------------

Blackhawk State Bank            Beloit, Wisconsin                    100%
(Wisconsin - chartered
Commercial Bank)

Blackhawk Statutory Trust I     Beloit, Wisconsin                    100%